UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K
_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2006

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1114 Avenue of the Americas, New York, New York		10036

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 16, 2006, the Interpublic Group of Companies Inc. (“Interpublic”) entered into an amendment (the “Amendment”) attached as Exhibit 10.1 hereto, to David A. Bell's existing employment agreement with Interpublic (the “Employment Agreement”) (filed as Exhibit 10.1 to Interpublic’s Report on Form 8-K filed on January 21, 2005) in connection with Mr. Bell’s retirement effective March 16, 2006 as co-Chairman of Interpublic. Following his retirement, Mr. Bell will serve as Chairman Emeritus of Interpublic. In addition, pursuant to Mr. Bell’s existing Employment Agreement, which continues certain terms contained in Mr. Bell’s employment agreements with True North Communications Inc. ("True North"), that remained in place following the acquisition of True North by Interpublic, he will continue to provide consulting services to Interpublic, as discussed below.

The Amendment provides for Interpublic to pay Mr. Bell his base salary for twelve months following his retirement and to provide him with all employee benefits provided to him prior to his retirement (including suitable office space, the services of an assistant and a car and driver) and an amount equivalent to the matching contributions that Interpublic would have made to Mr. Bell under Interpublic’s tax-qualified defined contribution plan until the earlier of the first anniversary of his retirement and the date he accepts employment with another employer. The Amendment also memorializes certain arrangements between IPG and Mr. Bell in respect of Interpublic’s purchase of a $2,000,000 annuity on Mr. Bell’s behalf that was contemplated by the Employment Agreement.

As set forth in Mr. Bell’s existing Employment Agreement and consistent with his True North arrangements, Mr. Bell will continue to provide consulting services to Interpublic for five years following his retirement at an annual consulting fee of $750,000. The consulting payments will not commence until six months following Mr. Bell’s retirement.

Item 9.01

(c) Exhibits

Exhibit 10.1	Amendment dated March 16, 2006 to the Employment Agreement with David A. Bell, effective as of January 15, 2005 (filed pursuant to Item 1.01)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: March 22, 2006	By: /s/ Nicholas J. Camera

Nicholas J. Camera

Senior Vice President, General Counsel

and Secretary

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